Exhibit 5.1

[OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

June 17, 2011

SL Green Realty Corp.
Reckson Operating Partnership, L.P.
SL Green Operating Partnership, L.P.
420 Lexington Avenue
New York, New York 10170

Re:          SL Green Realty Corp., Reckson Operating Partnership, L.P. and SL Green
Operating Partnership, L.P. Post-Effective Amendment No. 1 to Shelf
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to SL Green Realty Corp., a Maryland corporation (the “Company”), Reckson Operating Partnership, L.P., a Delaware limited partnership (“Reckson”), and SL Green Operating Partnership, L.P., a Delaware limited partnership (“SL Green OP”), in connection with the preparation of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the automatic shelf registration statement on Form S-3 (File Number 333-163914), originally filed on December 22, 2009, to be filed the date hereof by the Company, Reckson and SL Green OP (as so amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale, from time to time, by the Company, Reckson and SL Green OP, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities: (i) shares of common stock, $0.01 par value per share, of the Company (“Common Stock”); (ii) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”), in one or more series; (iii) depositary shares representing Preferred Stock (the “Depositary Shares”), (iv) warrants representing the right to receive, upon exercise, Common Stock, Preferred Stock or

Depositary Shares, which may be issued pursuant to one or more warrant agreements, proposed to be entered into with one or more warrant agents to be named; (v) debt securities of the Company, including as a co-obligor of debt securities co-issued by Reckson and/or SL Green OP, which may be in one or more series (the “Company Debt Securities”); (vi) debt securities of Reckson, including as a co-obligor of debt securities co-issued by the Company and/or SL Green OP, which may be in one or more series (the “Reckson Debt Securities”); (vii) debt securities of SL Green OP, including as a co-obligor of debt securities co-issued by the Company and/or Reckson, which may be in one or more series (the “SL Green OP Debt Securities” and together with the Company Debt Securities and the Reckson Debt Securities, the “Debt Securities”), (viii) guarantees of one or more series of Debt Securities by the Company (the “Company Guarantees”); (ix) guarantees of one or more series of Debt Securities by Reckson (the “Reckson Guarantees”); and (x) guarantees one or more series of Debt Securities by SL Green OP (together with the Company Guarantees and the Reckson Guarantees, the “Guarantees”).   The Debt Securities and the Guarantees may be issued under one or more indentures related to the issuance of Debt Securities by the Company, Reckson and/or SL Green OP, either individually or as co-obligors (each an Indenture, and collectively the “Indentures”), proposed to be entered into between the Company, Reckson and/or SL Green OP, as the case may be, and the Bank of New York Mellon, as trustee (the “Trustee”), forms of which are filed as exhibits to the Registration Statement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)            the Registration Statement;

(ii)           the Indenture relating to the issuance of Company Debt Securities by the Company;

(iii)          the Indenture relating to the issuance of Reckson Debt Securities by Reckson;

(iv)          the Indenture relating to the issuance of SL Green OP Debt Securities by SL Green OP;

(v)           the Indenture relating to the issuance of Company Debt Securities, Reckson Debt Securities and/or SL Green OP Debt Securities by the Company, Reckson and/or SL Green OP, as co-obligors;

(vi)          a copy of the Amended and Restated Agreement of Limited Partnership of Reckson, dated June 2, 1995, by and among Reckson Associates Realty Corp. and the persons set forth on Exhibit A thereto, as amended and supplemented by the First Amendment to the Amended and Restated Agreement of Limited Partnership, dated December 6, 1995, the Supplement to the Amended and

Restated Agreement of Limited Partnership Establishing Series A Preferred Units of Limited Partnership Interest, dated April 13, 1998, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series B Preferred Units of Limited Partnership Interest, dated April 20, 1998, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series C Preferred Units of Limited Partnership Interest, dated April 1998, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series D Preferred Units of Limited Partnership Interest, dated June 30, 1998, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series B Common Units of Limited Partnership Interest, dated May 24, 1999, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series E Preferred Partnership Units of Limited Partnership Interest, dated June 2, 1999, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing the Series F Junior Participating Preferred Partnership Units, dated October 13, 2000, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing the Series C Common Units of Limited Partnership Interest, dated August 7, 2003, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing LTIP Units of Limited Partnership Interest, dated December 27, 2004, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing 2005 LTIP Units of Limited Partnership Interest, dated March 11, 2005, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing 2006 LTIP Units of Limited Partnership Interest, dated April 4, 2006, and the Supplement to the Amended and Restated Agreement of Limited Partnership relating to the succession as a general partner of Wyoming Acquisition GP LLC (“Wyoming GP”), dated November 15, 2007, in each case as certified by Andrew S. Levine, Director of Wyoming GP, the sole general partner of Reckson;

(vii)         the Certificate of Limited Partnership of Reckson, as certified by the Secretary of State of the State of Delaware;

(viii)        a copy of the First Amended and Restated Agreement of Limited Partnership of the SL Green OP, dated as of August 20, 1997, by an among the Company, Hippomenes Associates, LLC, 470 Park South Associates, L.P., Stanley Nelson, Carol Nelson, Sheldon Lowe, Miami Corp., SL Green Properties, Inc., EBG Midtown South Corp., 64-36 Realty Associates, 673 First Associates, L.P., 29/35 Realty Associates, L.P., Green 6th Avenue Associates, L.P. and S.L. Green Leasing Inc., as amended by the First Amendment to the First Amended and Restated Agreement of Limited Partnership, dated May 14, 1998, the Second Amendment to the First Amended and Restated Agreement of Limited Partnership, dated June 3, 2002, the Third Amendment to the First Amended and Restated Agreement of Limited Partnership, dated December 12, 2003, the Amended and Restated Fourth Amendment to the First Amended and Restated

Agreement of Limited Partnership, dated July 15, 2004, the Fifth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated March 15, 2006, the Sixth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated June 30, 2006, the Seventh Amendment to the First Amended and Restated Agreement of Limited Partnership, dated January 25, 2007, and the Eighth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated January 20, 2010, in each case as certified by Andrew S. Levine, Secretary of the Company, the sole general partner of SL Green OP;

(ix)          the Certificate of Limited Partnership of SL Green OP, as certified by the Secretary of State of the State of Delaware;

(x)           copies of actions by written consent of the general partner of Reckson, dated December 21, 2009 and June 16, 2011, as certified by Andrew S. Levine, Director of Wyoming GP, the sole general partner of Reckson;

(xi)          a copy of an action by written consent of the general partner of SL Green OP, dated June 16, 2011, as certified by Andrew S. Levine, Secretary of the Company, the sole general partner of SL Green OP;

(xii)         a certificate, dated June 14, 2011, from the Secretary of State of the State of Delaware as to Reckson’s existence and good standing in such jurisdiction; and

(xiii)        a certificate, dated June 14, 2011, from the Secretary of State of the State of Delaware as to SL Green OP’s existence and good standing in such jurisdiction.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, Reckson and SL Green OP and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, Reckson, SL Green OP and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than Reckson and SL Green OP, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as to the Company, the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, that the Company has duly authorized the actions taken in its capacity as the sole general partner of SL Green OP and that the Company has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Registration Statement to the extent a party thereto.

As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, Reckson, SL Green OP and others and of public officials.

Our opinions set forth herein are limited to laws of the State of New York and the Revised Uniform Limited Partnership Act of the State of Delaware that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Debt Securities and the Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.     With respect to any series of Debt Securities offered by the Company, Reckson or SL Green OP (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be issued pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company, Reckson and/or SL Green OP, as applicable, and the other parties thereto; (iv) all necessary action, corporate or other, including any required action by the board of directors of the Company, on behalf of the Company and/or in its capacity as the sole general partner of SL Green OP, or of Wyoming GP, in its capacity as the sole general partner of Reckson, or any authorized committee thereof, or other action has been taken by the Company, Reckson or SL Green OP, as applicable, to approve the issuance and terms of the Offered Debt Securities and related matters; (v) any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law or the organizational or governing documents of the Company, Reckson and/or SL Green OP, as applicable, or result in a default under or breach of any agreement or instrument binding upon the Company, Reckson and/or SL Green OP, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, Reckson and/or SL Green OP, as applicable; and (vii) the Offered Debt Securities have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and duly issued in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Debt Securities will be a valid and binding obligation of the Company, Reckson and/or SL Green OP, as applicable, enforceable against the Company, Reckson and/or SL Green OP, as applicable, in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Debt Securities, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations, (e) the waivers of any usury defense contained in the applicable Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (f) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (g) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2.     With respect to any Guarantee offered by the Company, Reckson or SL Green OP (the “Offered Guarantees”), of any series of Offered Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Guarantees are to be issued pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the

Company, Reckson and/or SL Green OP, as applicable, and the other parties thereto; (iv) all necessary action, corporate or other, including any required action by the board of directors of the Company, on behalf of the Company and/or in its capacity as the sole general partner of SL Green OP, or of Wyoming GP, in its capacity as the sole general partner of Reckson, or any authorized committee thereof, or other action has been taken by the Company, Reckson or SL Green OP, as applicable, to approve the issuance and terms of the Offered Guarantees and related matters; (v) any supplemental indenture in respect of the Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Guarantees so as not to violate any applicable law or the organizational or governing documents of the Company, Reckson and/or SL Green OP, as applicable, or result in a default under or breach of any agreement or instrument binding upon the Company, Reckson and/or SL Green OP, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, Reckson and/or SL Green OP, as applicable; and (vii) the Offered Guarantees have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of the Offered Guarantees and duly issued in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of the Offered Guarantees and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Guarantees will be valid and binding obligations of the Company, Reckson and/or SL Green OP, as applicable, enforceable against the Company, Reckson and/or SL Green OP, as applicable, in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Guarantees, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations, (e) the waivers of any usury defense contained in the applicable Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (f) requirements that a claim with respect to the Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (g)

governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies and (h) the fact that we do not express an opinion as to enforceability of the Offered Guarantees to the extent that the terms of such Offered Guarantees provide that the obligations of the Company, Reckson and/or SL Green OP, as applicable, are absolute and unconditional irrespective of the enforceability or genuineness of the Offered Debt Securities and applicable Indenture or the effect thereof on the opinions herein stated.

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company, Reckson and SL Green OP, respectively, of the applicable Indenture and the performance by the Company, Reckson and SL Green OP of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, Reckson, SL Green OP or their properties is subject, except for those agreements and instruments that are listed in Part II of the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Post-Effective Amendment. We also consent to the reference to our firm under the caption “Legal Matters” in the Post-Effective Amendment. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP